            SUBSCRIPTION CERTIFICATE NO. _____________

                       CUSIP NO. __________

     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED _______________, 1997 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY. THIS CERTIFICATE OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE COMPANY WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN DAYLIGHT TIME, ON __________________, 1997 (THE
"EXPIRATION DATE").

     The Rights represented by this subscription certificate may be exercised by duly completing Form 1. Rights holders are advised to review the Prospectus and instructions, copies of which are available from the Company, before exercising their Rights. IMPORTANT: Complete FORM 1 and, if applicable, FORM 2, and sign.

SUBSCRIPTION PRICE  $14.00 PER SHARE

NON-TRANSFERABLE RIGHTS TO PURCHASE COMMON SHARES OF CNB, INC.:
_____________

Name and Address of Registered Holder

     The registered owner whose name is inscribed hereon is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating thereto.

By:  _____________________________________
     K.C. Trowell, President
     Principal Executive Officer
     and Chief Financial Officer

     THIS SUBSCRIPTION CERTIFICATE IS NOT TRANSFERABLE AND MAY
NOT BE COMBINED OR DIVIDED.

                             FORM 1

                    EXERCISE AND SUBSCRIPTION

     The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock, as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a)  Numbers of shares subscribed for pursuant to the Basic
Subscription Privilege (four Rights needed to subscribe for each full share):

     _______________________

     (b)  Number of shares subscribed for pursuant to the
Oversubscription Privilege (See Instructions).
     ________________________

     (c) Total Subscription Price (total number of shares subscribed for -- pursuant to both the Basic Subscription
Privilege and the Oversubscription Privilege -- times the Subscription Price of $14.00 per share):

     $_______________________(1)

(1) If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the Subscription Price for all shares represented by this Subscription Certificate (the "Subscription Excess"), the person subscribing pursuant hereto shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by $14.00. Any amount remaining after such division shall be returned to the subscriber.

METHOD OF PAYMENT (CHECK ONE)

/ /  CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO CNB, INC.

/ /  WIRE TRANSFER DIRECTED TO __________ ABA NO.____________
     (MARKED: "CNB, INC. SUBSCRIPTION")

     (d) If the number of Rights being exercised pursuant to the Basic Subscription Privilege is less than all of the Rights represented by the Subscription Certificate, deliver to me a new Subscription Certificate evidencing the remaining Rights to which
I am entitled.  _____ YES     _____ NO

                             FORM 2

            SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS

       (To be used only if address differs from that shown on the face page of the subscription certificate.)

Address for mailing any stock certificates or cash payment:

Address_____________________________

     _____________________________
     (Including Zip Code)

                            IMPORTANT
                     RIGHTS HOLDER SIGN HERE

           ___________________________________________
                            signature

           ___________________________________________
                            print name

           ___________________________________________
                               date

           ___________________________________________
                            SSN / TIN

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on this Subscription Certificate.)

     If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See Instructions.

Name(s)___________________________________________
                          (Please Print)
Capacity__________________________________________

Address___________________________________________

       ___________________________________________
          (Including Zip Code)

Area Code and       ______________________________
Telephone Number              (Home)
                    ______________________________
                            (Business)

Tax Identification or
Social Security No.      ______________________________


                    GUARANTEE OF SIGNATURE(S)

             Note:  See Section 3(c) of Instructions

Authorized Signature: _________________________________

Name: _________________________________________________

Title: ________________________________________________

Name of Firm: _________________________________________

Address: ______________________________________________
         ______________________________________________

Area Code and Telephone Number: _______________________

Dated: ________________________________________________

               INSTRUCTIONS AS TO USE OF CNB, INC.
                    SUBSCRIPTION CERTIFICATES

             CONSULT THE COMPANY, YOUR BANK OR BROKER
                       AS TO ANY QUESTIONS

     The following instructions relate to a rights offering (the "Rights Offering") by CNB, Inc., a Florida corporation (the "Company"), to the holders of record of its Common Stock, par value $.01 per share (the "Common Stock"), as described in the Company's Prospectus dated ______________, 1997 (the "Prospectus"). Holders of record of Company Stock at the close of business on May 14, 1997 (the "Record Date") are receiving one non-transferable subscription right (the "Rights") for every one share of Common Stock held by them on the Record Date. An aggregate of Rights exercisable to purchase an aggregate of 484,480 shares of Common Stock (the "Underlying Shares") are being distributed in connection with the Rights Offering. Each four Rights are exercisable, upon payment of $14.00 in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each four Rights also carries the right to subscribe at the Subscription Price for additional shares of Common Stock available as a result of unexercised Rights, if any (the "Oversubscription Privilege"). Shareholders owning 1.0% or more of the shares of Common Stock of the Company prior to the offering may not receive from the oversubscription privilege an amount of Underlying Shares more than the greater of
(i) the number of Underlying Shares needed to maintain the same percentage of Common Stock following the offering as was owned prior to the offering or (ii) the number of Underlying Shares received by the shareholder through the original exercise of Rights. Shareholders who would own 1.0% or more of the outstanding shares of Common Stock of the Company on a pro forma basis by virtue of exercising all their Rights and oversubscribing for additional Underlying Shares may not receive more Underlying Shares by virtue of the oversubscription privilege than the greater of (i) the number of Underlying Shares necessary to increase their holdings on a pro forma basis to 1.0% of the outstanding shares of Common Stock of the Company after the completion of the offering, or (ii) the number of Underlying Shares received by such shareholder through the original exercise of Rights.

     Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Underlying Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date. If the Underlying Shares so available (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege in proportion to the number of shares such holder held prior to the offering.

     The Rights will expire at 5:00 p.m., Eastern Daylight Time, on the Expiration Date. The Rights are not transferrable and will not be traded on any securities exchange or quoted on any inter-dealer quotation system.

     The number of Rights to which you are entitled is printed on the face of your subscription certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on your subscription certificate and returning the certificate to the Company in the envelope provided.

YOUR SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED EXCEPT UNDER LIMITED CIRCUMSTANCES AS DESCRIBED IN THE PROSPECTUS.

     1.   Subscription Privilege.

     To exercise Rights, complete Form 1 and send your properly completed and executed subscription certificate, together with payments in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basis Subscription Privilege and the Oversubscription Privilege, to the Company. All payments must be made in U.S. dollars (a) by check or bank draft drawn upon a U.S. bank or postal or express money order payable to CNB, Inc., or (b) if by wire transfer please contact the Company. Payments will be deemed to have been received by the Company only upon (i) the receipt by the Company of a check or bank draft drawn upon a U.S. bank or any postal express money order or (ii) the receipt of good funds in the Company's account designated above.

     Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Company (by delivery to the Company of a Nominee Holder Certification substantially in the form available from the Company), the aggregate number of Rights that have been exercised, and the number of Underlying Shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event a Nominee Holder Certification is not delivered in respect of a Subscription Certificate, the Company shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more Excess Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Shares will be allocated, as described above, pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege, in proportion to the number of shares each beneficial owner held prior to the Offering.

     The address and telecopier numbers of the Company are as follows:

     If by Mail or Courier:

     CNB, Inc.
     201 North Marion Street
     Lake City, Florida 32056
     Telecopier: (904) 755-3239

     If you have not indicated the number of Rights being exercised, or if the amount you have forwarded is not sufficient (subject to the second sentence of Section 1 above) to purchase the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights for whole shares which may be exercised for the Subscription Price payment delivered by you, and to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights for whole shares evidenced by the subscription certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

     2.   Delivery of Stock Certificates, Etc.

     The following deliveries and payments will be made to the address shown on the face of your subscription certificate unless you provide instructions to the contrary in Form 2.

     As soon as practicable after the Expiration Date, the Company will mail to each Rights holder who validly exercises its Basic Subscription Privilege certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege and, if applicable, the number of shares allocated to such Rights holder pursuant to its validly exercised Oversubscription Privilege. In addition, the Company will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received in payment of the Exercise Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

     3.   Execution.

     (a) Execution by Registered Holder. The signature on the subscription certificate must correspond with the name of the registered holder exactly as it appears on the face of the subscription certificate without any alteration or change whatsoever. Persons who sign the subscription certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Company satisfactory evidence of their authority to so act.

     (b) Execution by Person Other than Registered Holder. If the subscription certificate is executed by a person other than the holder named on the face of the subscription certificate, proper evidence of authority of the person executing the subscription certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority.

     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to specify special payment or delivery instructions pursuant to Form 2.

     4.   Method of Delivery.

     The method of delivery of subscription certificates and payment of the Exercise Price to the Company will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Company prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.